Exhibit 99.1



FOR IMMEDIATE RELEASE

CONTACTS: Media (San Francisco)        Glen Mathison              (415) 636-5448
          Investors/Analysts           Rich Fowler                (415) 636-9869


          SCHWAB ANNOUNCES QUARTERLY RESULTS AND 43% DIVIDEND INCREASE
                   NET INCOME RISES 127% ON 32% REVENUE GROWTH


     SAN FRANCISCO, April 20, 2004 - The Charles Schwab Corporation announced today that its net income for the quarter ended March 31, 2004 was $161 million. In comparison, the Company reported net income of $71 million for the first quarter of 2003 and net income of $148 million for the fourth quarter of 2003.


                                             Three Months Ended
                                               --March 31,--          %
Financial Highlights                          2004        2003     Change
--------------------------------------------------------------------------------
  Revenues (in millions)                     $1,190     $  900        32%
  Net income (in millions)                   $  161     $   71       127%
  Diluted earnings per share                 $  .12     $  .05       140%
  After-tax profit margin                     13.5%       7.9%
  Return on stockholders' equity                14%         7%
--------------------------------------------------------------------------------


     In reviewing the first quarter, CEO David S. Pottruck commented, "After a solid start in January, securities market returns softened in keeping with mixed economic and geopolitical developments. While client activity slowed as the first quarter progressed, daily average revenue trades for the period were still above year ago and prior quarter levels by 55% and 10%, respectively. Other indicators of client re-engagement continued throughout the first quarter - net inflows to actively-managed equity and balanced mutual funds totaled $8.6 billion, an increase of 47% over the prior quarter, and outstanding margin loans reached $9.1 billion as of March 31, 2004, up 7% from year-end 2003 and 47% higher than the year earlier level. In addition, new and existing clients opened 160,000 new accounts in the first quarter of 2004, the highest quarterly total in a year, and net new client assets totaled $13.8 billion, including $4.6 billion in March. The Company ended the first quarter with $996 billion in client assets, a 31% increase over March 2003."

     "Our continued ability to attract assets and build stronger client relationships helped the Company to achieve double-digit year-over-year percentage increases in all revenue categories for the first quarter of 2004, and our $1.2 billion in total revenue was the highest since the fourth quarter of 2000," Mr. Pottruck continued. "With the acquisition of SoundView Technology Group, continued selective hiring in certain client-facing positions and seasonal staffing in Operations, our headcount rose to 16,900, up 2% from March 2003. Our ongoing focus on expense management, however, enabled us to continue to rebuild our marketing investment, reinstate our 401(k) match, and allow for a heightened level of employee bonuses while achieving a fifth consecutive quarter of improved net income and a fourth consecutive quarterly after-tax profit margin in excess of 12%."

     Chairman Charles R. Schwab noted, "Since we declared our last dividend increase in July 2003, the Company's financial performance has continued to improve and our cash flows have remained strong. In recognition of these factors and our confidence in the Company's future, the Board of Directors has approved a 43% increase in Schwab's quarterly cash dividend to 2.0 cents per share." The dividend is payable May 19, 2004 to stockholders of record May 5, 2004.

     Mr. Pottruck said, "In the first quarter, we took another major step in building a true full-choice, full-service investment firm by introducing Schwab Personal Choice(TM), a new range of investing solutions that allows us to serve the full spectrum of investors based on their unique needs and preferences. In addition to a number of services for clients who manage their own investments, including active traders, Schwab Personal Choice includes new services for clients who seek varying levels of advice from us. Enrollments in our newest advice offerings are running at well over 400 per week. The number of clients using our Schwab Private Client(TM) service, which was introduced in May 2002, has grown to 18,000 by the end of the first quarter of 2004, and their accounts currently hold $18 billion in assets, increases of 98% and 140%, respectively, from the first quarter of 2003. Net new client assets in the 1.3 million accounts at Schwab with an ongoing advisory component - including our new Schwab Advised Investing(TM) services, Foundational and Signature; Schwab Private Client; accounts managed by independent investment advisors (IAs); and U.S. Trust accounts - totaled $8 billion during the first quarter of 2004, and total assets in these accounts equaled $455 billion at quarter-end, up 35% from March 2003. The next stage of our Schwab Personal Choice rollout begins this Wednesday with a broad-based advertising campaign designed to help investors learn more about our advised investing services."

     Mr. Pottruck said, "Our efforts to combine the best of people and technology to provide better service and improve outcomes for our clients continued during the first quarter. Of note, we rolled out the Rebalancing
Wizard, a new tool built to help our investment consultants operate as efficiently as possible. The Wizard automatically overlays client preferences and market viewpoints to variables such as asset allocation, Schwab Equity Ratings(TM), Select List(R) methodology, diversification, and tax considerations to develop a rebalanced portfolio that can be personalized by the investment consultant."

     "Our Services for Investment Managers (SIM) group continues to strengthen our partnership with the IAs who look to us for unparalleled service, support, and competitive offerings," Mr. Pottruck continued. During the first quarter, we launched the "Take Stock of Your Investments(TM)" promotion aimed at encouraging investors to consolidate their assets with their advisors by offering 30 commission-free trades and rebates on transfer fees for IA clients. We also recently reduced the pricing for standard online equity trades for IA clients to $24.95 from $29.95. During the first quarter, we held a series of 13 workshops across the country as part of our Schwab Advisor Transition Support(TM) services, for the purpose of helping the 240-plus attending firms develop transition plans. We also launched an online advisory firm listing service for potential buyers and sellers that had already attracted 150 postings by quarter-end. Client referrals to IAs through our Schwab Advisor Network(R) program totaled 4,800 during the first quarter of 2004, comparable to the previous quarter and up 9% from the year earlier quarter. At month-end March, client assets at Schwab associated with IA referral programs equaled $21 billion, and total client assets associated with SIM were $304 billion, up 66% and 37%, respectively, from a year ago."

     Mr. Pottruck added, "U.S. Trust ended the first quarter with 38 offices in its nationwide network. Schwab referred over 400 potential clients to U.S. Trust in the first quarter, compared with about 300 in the first quarter of 2003. At month-end March 2004, client assets at U.S. Trust associated with this referral program totaled $3.5 billion and total client assets were $136 billion, up 84% and 27%, respectively, from March 2003."

     "Corporate Services finished the first quarter by posting record net new retirement plan assets of $2.1 billion," Mr. Pottruck continued. "Our bundled SchwabPlan(R) 401(k) offering, which currently serves almost 400,000 participants, accounted for 57% of that total, with the balance generated by the unit that provides services to independent third-party recordkeepers. In addition, less than six months after its introduction, our new retirement advice offer has enrolled over 25% of our existing eligible clients. Thus far, participants following this advice have increased their plan contributions by an average of nearly 5 percent of their compensation. Total client assets in employer-sponsored retirement plans at Schwab now total $118 billion, up 31% from the first quarter of 2003."

     Mr. Pottruck said, "Our Capital Markets group had several important accomplishments during the first quarter. Due to our high-quality trade execution services and our efforts to use automation to build scale, we became the number one market maker in Nasdaq national market stocks during the first quarter of 2004, processing 11% of all shares traded. We also completed the integration of our SoundView acquisition and began the process of leveraging our new platform's unique combination of trade execution and fundamental research capabilities into stronger relationships with our institutional clients. Since the acquisition closed in January, the institutional volume traded by the combined Schwab SoundView Capital Markets(TM) platform has been averaging 25 million shares a day. In addition, our fixed income division achieved another record-breaking quarter with $30 million in revenues. Total client assets held in fixed income securities equaled $150 billion, up 20% from March 2003."

     Mr. Pottruck added, "The Schwab and AXA Rosenberg Fund adoption was also completed in the first quarter of 2004, formalizing the introduction of the new Laudus Group(TM) of 11 mutual funds to our clients. In addition to providing our clients with more choice, this adoption provides us with a distribution presence on over 100 third-party mutual fund and 401(k) platforms. Overall, client asset balances in mutual funds at Schwab totaled $406 billion at the end of March, including $115 billion in third-party Mutual Fund OneSource(R) funds, $37 billion in our clearing business, $101 billion in other third-party Mutual Fund Marketplace(R) funds, and $153 billion in proprietary funds."

     "It's been almost a year since Schwab Bank, N.A. began operations and it continues to operate ahead of plan," the CEO commented. "We originated $242 million in first mortgages for the first quarter and outstanding home equity loans reached $443 million by month-end March. The bank ended the first quarter with total assets of $3.3 billion, up 22% from month-end December. In addition, the bank's loan commitments at quarter-end included $257 million in first mortgages and $714 million in unused home equity lines. On the deposit side, the bank ended the quarter with $443 million in outstanding CDs and $2.4 billion in client MMDA balances, down 46% and up 60%, respectively, from year-end 2003."

     The Company's Annual Meeting of Stockholders will be held at 2:00 p.m. on Monday, May 17, 2004, in San Francisco at the Yerba Buena Center for the Arts Theater, 701 Mission Street. Stockholders who wish to attend may request a ticket by going to www.schwabevents.com or contacting the Assistant Corporate Secretary either in writing at The Charles Schwab Corporation, 101 Montgomery Street (120/4), San Francisco, CA 94104 or by calling (415) 636-3087. The Annual Meeting will also be broadcast over the Internet. Information on how to register or access this real-time Webcast is available at www.schwabevents.com.

     The Charles Schwab Corporation (NYSE:SCH), through Charles Schwab & Co., Inc. (member SIPC/NYSE), U.S. Trust Corporation, CyberTrader, Inc. and its other operating subsidiaries, is one of the nation's largest financial services firms in terms of client assets. The Charles Schwab, U.S. Trust and CyberTrader Web sites can be reached at www.schwab.com, www.ustrust.com and www.cybertrader.com, respectively.

                                       ###

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                                                   THE CHARLES SCHWAB CORPORATION
                                                  Consolidated Statement of Income
                                               (In millions, except per share amounts)
                                                             (Unaudited)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Three Months
                                                                                                               Ended
                                                                                                              March 31,
                                                                                                        2004           2003
------------------------------------------------------------------------------------------------------------------------------------
Revenues
    Asset management and administration fees                                                           $ 505          $ 428
    Commissions                                                                                          390            240
    Interest revenue                                                                                     263            239
    Interest expense                                                                                     (53)           (64)
                                                                                                       ------         ------
     Net interest revenue                                                                                210            175
    Principal transactions                                                                                52             33
    Other                                                                                                 33             24
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Total                                                                                                  1,190            900
------------------------------------------------------------------------------------------------------------------------------------
Expenses Excluding Interest
    Compensation and benefits                                                                            528            417
    Occupancy and equipment                                                                              106            111
    Depreciation and amortization                                                                         59             76
    Communications                                                                                        65             60
    Professional services                                                                                 60             37
    Advertising and market development                                                                    62             48
    Commissions, clearance and floor brokerage                                                            23             13
    Impairment charges                                                                                     -              5
    Other                                                                                                 40             36
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Total                                                                                                    943            803
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Income from continuing operations before taxes on income                                                 247             97
Taxes on income                                                                                          (86)           (23)
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Income from continuing operations                                                                        161             74
Loss from discontinued operations, net of tax                                                              -             (3)
------------------------------------------------------------------------------------------------------------------------------------
Net Income                                                                                             $ 161          $  71
====================================================================================================================================
Weighted-Average Common Shares Outstanding - Diluted                                                   1,375          1,357
------------------------------------------------------------------------------------------------------------------------------------
Earnings Per Share - Basic
    Income from continuing operations                                                                  $ .12          $ .05
    Loss from discontinued operations, net of tax                                                          -              -
    Net income                                                                                         $ .12          $ .05

Earnings Per Share - Diluted
    Income from continuing operations                                                                  $ .12          $ .05
    Loss from discontinued operations, net of tax                                                          -              -
    Net income                                                                                         $ .12          $ .05
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Dividends Declared Per Common Share                                                                    $.014          $.011
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See Notes to Consolidated Statement of Income and Financial and Operating Highlights.

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


                                                   THE CHARLES SCHWAB CORPORATION
                                                 Financial and Operating Highlights
                                                             (Unaudited)

                                                        | 2004  |              2003               |              2002              |
------------------------------------------------------------------------------------------------------------------------------------
                                                         First   Fourth   Third   Second   First   Fourth   Third   Second  First
(In millions, except per share amounts and as noted)     Quarter Quarter  Quarter Quarter  Quarter Quarter  Quarter Quarter Quarter
------------------------------------------------------------------------------------------------------------------------------------
Revenues (1)
     Asset management and administration fees            $  505  $  485   $  467  $  445   $  428  $  433   $  431  $  444  $  441
     Commissions                                            390     334      320     313      240     297      305     290     298
     Interest revenue, net of interest expense              210     193      181     180      175     189      204     213     218
     Principal transactions                                  52      47       45      43       33      37       47      49      51
     Other                                                   33      59       38      37       24      30       33      41      40
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Total                                                     1,190   1,118    1,051   1,018      900     986    1,020   1,037   1,048
------------------------------------------------------------------------------------------------------------------------------------
Expenses Excluding Interest (1)
     Compensation and benefits                              528     460      445     449      417     433      466     470     477
     Occupancy and equipment                                106     111      108     111      111     118      109     114     115
     Depreciation and amortization                           59      66       71      71       76      77       78      80      82
     Communications                                          65      63       62      58       60      61       62      63      70
     Professional services                                   60      54       45      44       37      38       41      46      47
     Advertising and market development                      62      38       32      21       48      55       50      51      52
     Commissions, clearance and floor brokerage              23      23       21      20       13      17       19      17      17
     Restructuring charges (2)                                -      20       37      24        -     170      159       3      26
     Impairment charges (3)                                   -       -        -       -        5      37        -       -       -
     Other                                                   40      49       33      38       36      49       37      32      26
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Total                                                       943     884      854     836      803   1,055    1,021     876     912
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Income (loss) from continuing operations before taxes
     on income (loss) and extraordinary gain                247     234      197     182       97     (69)      (1)    161     136
Tax (expense) benefit on income (loss) (1)                  (86)    (86)     (73)    (56)     (23)     18        -     (60)    (50)
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Income (loss) from continuing operations before
     extraordinary gain                                     161     148      124     126       74     (51)      (1)    101      86
Gain (loss) from discontinued operations, net of tax          -       -        3       -       (3)    (28)      (3)     (3)     (4)
Extraordinary gain on sale of corporate trust
     business, net of tax                                     -       -        -       -        -       -        -       -      12
------------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                        $  161  $  148   $  127  $  126   $   71  $  (79)  $   (4) $   98  $   94
====================================================================================================================================
Basic earnings (loss) per share                          $  .12  $  .11   $  .09  $  .10   $  .05  $ (.06)  $    -  $  .07  $  .07
Diluted earnings (loss) per share                        $  .12  $  .11   $  .09  $  .09   $  .05  $ (.06)  $    -  $  .07  $  .07
Dividends declared per common share                      $ .014  $ .014   $ .014  $ .011   $ .011  $ .011   $ .011  $ .011  $ .011
Weighted-average common shares outstanding -
     diluted (4)                                          1,375   1,371    1,366   1,360    1,357   1,340    1,358   1,385   1,389
------------------------------------------------------------------------------------------------------------------------------------
Performance Measures
     Revenue growth (decline) over prior year's
         quarter (5)                                        32%     12%       3%     (2%)    (14%)    (6%)      4%     (2%)   (11%)
     Adjusted operating income (6)                       $  161  $  150   $  147  $  130   $   63  $   90   $   99  $  109  $  111
     After-tax profit margin - reported                   13.5%   13.2%    12.1%   12.3%     7.9%   (8.0%)    (.4%)   9.5%    9.0%
     After-tax profit margin - operating (6)              13.5%   13.6%    14.0%   12.7%     7.0%    9.1%     9.7%   10.5%   10.6%
     Return on stockholders' equity (7)                     14%     13%      12%     12%       7%     (8%)       -      9%      9%
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Financial Condition (at quarter end)
     Cash and investments segregated (in billions)       $ 20.8  $ 21.3   $ 22.4  $ 22.6   $ 22.3  $ 21.0   $ 19.2  $ 17.6  $ 18.3
     Receivables from brokerage clients (in billions)    $  9.3  $  8.6   $  7.7  $  7.0   $  6.3  $  6.8   $  7.1  $  8.5  $  9.5
     Total assets (in billions)                          $ 46.3  $ 45.9   $ 43.8  $ 41.8   $ 40.4  $ 39.7   $ 37.6  $ 37.6  $ 38.8
     Payables to brokerage clients (in billions)         $ 26.5  $ 27.2   $ 26.1  $ 26.2   $ 25.8  $ 26.4   $ 24.8  $ 24.6  $ 25.9
     Long-term debt (in millions)                        $  779  $  772   $  776  $  811   $  856  $  642   $  652  $  751  $  730
     Stockholders' equity (in millions)                  $4,662  $4,461   $4,312  $4,179   $4,056  $4,011   $4,143  $4,345  $4,268
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Other
     Full-time equivalent employees (at quarter end,
         in thousands)                                     16.9    16.3     16.0    16.1     16.5    16.7     18.8    19.1    19.4
     Capital expenditures - cash purchases of
         equipment, office facilities, property, and
         internal-use software development costs,
         net (in millions)                               $   35  $   52   $   36  $   33   $   32  $   46   $   42  $   40  $   32
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Clients' Daily Average Trading Volume
     (in thousands) (8)
     Daily average revenue trades (9)                     178.0   161.7    145.1   141.0    114.6   131.6    129.1   129.1   147.4
     Mutual Fund OneSource(R) and other asset-based
         trades                                            72.3    62.3     58.0    57.1     54.3    51.9     56.5    57.5    58.5
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     Daily average trades                                 250.3   224.0    203.1   198.1    168.9   183.5    185.6   186.6   205.9
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Active Trader Daily Average Revenue Trades
     (in thousands) (8,9,10)                               91.5    80.8     72.9    69.5     54.5    61.1     58.2    59.6    67.2
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Average Revenue Per Revenue Trade (9)                    $37.59  $35.20   $36.96  $37.73   $37.30  $37.48   $39.71  $38.02  $36.03
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(1)  All periods in 2002 have been adjusted to summarize the impact of The Charles Schwab  Corporation's (the Company's) sale of its
     United Kingdom (U.K.) brokerage subsidiary, Charles Schwab Europe, in gain (loss) from discontinued operations.
(2)  Restructuring charges include costs relating to workforce, facilities, systems hardware, software, and equipment reductions.
(3)  Represents investment write-downs related to the Company's U.K. market-making operation, the sale of which was completed in the second quarter of 2003.
(4)  For the third and fourth quarters of 2002, excludes  outstanding stock options and restrictive shares due to their antidilutive effect on the quarterly loss per share.
(5)  Excludes non-operating revenue, which primarily consists of a gain on the sale of an investment in the fourth quarter of 2003.
(6)  Represents a non-GAAP  income  measure  which  excludes  non-operating  revenue,  restructuring  charges,  impairment  charges, acquisition- and merger-related costs, gain (loss) from discontinued operations, and extraordinary gains, net of taxes, as well as a non-recurring tax benefit. See attached reconciliation of net income to adjusted operating income.
(7)  Calculated based on annualized quarterly net income (loss) and average stockholders' equity for the quarter.
(8)  Effective in the third quarter of 2003, the Company  considers  reduced  exchange  trading sessions as half days in calculating daily average trades.
(9)  Revenue trades include all client trades (both individuals and institutions) that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(10) Active Trader  includes all  CyberTrader  clients and Schwab  clients  enrolled as making at least 6 equity trades per quarter.
     Active Trader DART is included in total DART above.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.


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                                                   THE CHARLES SCHWAB CORPORATION
                                      Reconciliation of Net Income to Adjusted Operating Income
                                                             (Unaudited)


(in millions)                                           |  2004 |              2003               |             2002               |
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                                                         First   Fourth   Third   Second   First   Fourth   Third   Second  First
                                                         Quarter Quarter  Quarter Quarter  Quarter Quarter  Quarter Quarter Quarter
------------------------------------------------------------------------------------------------------------------------------------
Revenues                                                 $1,190  $1,118   $1,051  $1,018   $  900  $  986   $1,020  $1,037  $1,048
     Non-operating revenue (1)                                -     (17)       -       -        -       -        -       -       -
------------------------------------------------------------------------------------------------------------------------------------
Operating Revenues                                       $1,190  $1,101   $1,051  $1,018   $  900  $  986   $1,020  $1,037  $1,048
====================================================================================================================================
Net income (loss)                                        $  161  $  148   $  127  $  126   $   71  $  (79)  $   (4) $   98  $   94
     Adjustments to reconcile net income to adjusted
         operating income:
         Other income (1)                                     -     (17)       -       -        -       -        -       -       -
         Restructuring charges (2)                            -      20       37      24        -     170      159       3      26
         Impairment charges (3)                               -       -        -       -        5      37        -       -       -
         Acquisition- and merger-related charges              -       -        -       -        -       -        -      11      16
         Loss (gain) from discontinued operations (4)         -       -       (5)      -        5      42        5       5       6
         Extraordinary gain (5)                               -       -        -       -        -       -        -       -     (22)
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              Total adjusted items                            -       3       32      24       10     249      164      19      26
         Tax benefit (6)                                      -      (1)     (12)    (20)     (18)    (80)     (61)     (8)     (9)
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     Total adjusted items, net of tax                         -       2       20       4       (8)    169      103      11      17
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Adjusted operating income, after tax (7)                 $  161  $  150   $  147  $  130   $   63  $   90   $   99  $  109  $  111
====================================================================================================================================

(1)  Primarily consists of a pre-tax gain recorded on the sale of an investment.
(2)  Restructuring  charges  reflect The Charles Schwab  Corporation's  (the  Company's)  plan to reduce  operating  expenses due to continued  economic  uncertainties and difficult market  conditions.  These charges primarily  include  workforce,  facilities, systems hardware, software, and equipment reductions.
(3)  Represents investment write-downs related to the Company's United Kingdom (U.K.) market-making operation, the sale of which was completed in the second quarter of 2003.
(4)  Represents the summarized impact of the Company's sale of its U.K. brokerage subsidiary.
(5)  Represents the remaining gain from the 2001 sale of U.S.Trust  Corporation's  Corporate  Trust business to The Bank of New York
     Company, Inc. that was recognized upon satisfaction of certain client retention requirements.
(6)  Includes an $11 million  non-recurring tax benefit in the second quarter of 2003 and a $16 million tax benefit  associated with the Company's sale of its U.K. market-making operation in the first quarter of 2003.
(7)  In evaluating the Company's financial  performance,  management uses adjusted operating income, a non-GAAP income measure which excludes items as detailed in the table above.  Management believes that adjusted operating income is a useful indicator of its ongoing financial performance, and a tool that can provide meaningful insight into financial performance without the effects of certain material items that are not expected to be an ongoing part of operations.


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                                                   The Charles Schwab Corporation
                          Notes to Consolidated Statement of Income and Financial and Operating Highlights
                                                             (Unaudited)

The Company
     The  consolidated  statement of income and financial and operating  highlights  include The Charles Schwab  Corporation and its subsidiaries (collectively,  the Company), including Charles Schwab & Co., Inc., U.S. Trust Corporation, Schwab Capital Markets L.P.
and CyberTrader, Inc. The consolidated statement of income and financial and operating highlights should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's 2003 Annual Report to Stockholders.  Certain prior periods' revenues and expenses have been  reclassified to conform with the current period  presentation.  All material  intercompany balances and transactions have been eliminated.



                                                             **********
                                                   THE CHARLES SCHWAB CORPORATION
                                                Growth in Client Assets and Accounts
                                                             (Unaudited)


                                                   |  2004 |               2003                |               2002                |
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                                                    First    Fourth   Third    Second   First    Fourth   Third    Second   First
(In billions, at quarter end, except as noted)      Quarter  Quarter  Quarter  Quarter  Quarter  Quarter  Quarter  Quarter  Quarter
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
Assets in client accounts
  Schwab One(R), other cash equivalents and
         deposits from banking clients              $  35.4  $  34.2  $  31.8  $  30.2  $  31.1  $  31.1  $  29.0  $  28.6  $  29.2
  Proprietary funds (SchwabFunds(R), Excelsior(R)
         and other):
         Money market funds                           116.3    119.2    124.4    126.8    132.4    129.7    129.2    126.7    130.0
         Equity and bond funds                         36.8     34.2     30.7     31.2     27.4     27.7     26.8     30.9     33.2
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            Total proprietary funds                   153.1    153.4    155.1    158.0    159.8    157.4    156.0    157.6    163.2
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  Mutual Fund Marketplace(R) (1):
         Mutual Fund OneSource(R)                     115.1    101.5     90.1     85.0     71.8     73.6     70.0     81.6     90.3
         Mutual fund clearing services                 37.5     33.5     28.4     24.5     21.4     21.2     19.8     21.9     22.3
         All other                                    100.5     98.4     88.3     84.6     71.6     71.6     68.5     75.9     78.8
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            Total Mutual Fund Marketplace             253.1    233.4    206.8    194.1    164.8    166.4    158.3    179.4    191.4
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               Total mutual fund assets               406.2    386.8    361.9    352.1    324.6    323.8    314.3    337.0    354.6
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  Equity and other securities (1)                     414.0    408.5    355.9    338.2    287.9    294.7    272.9    323.3    374.7
  Fixed income securities (2)                         149.8    145.7    134.6    131.1    125.2    121.8    117.5    116.5    108.4
  Margin loans outstanding                             (9.1)    (8.5)    (7.5)    (6.9)    (6.2)    (6.6)    (6.9)    (8.4)    (9.2)
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  Total client assets                               $ 996.3  $ 966.7  $ 876.7  $ 844.7  $ 762.6  $ 764.8  $ 726.8  $ 797.0  $ 857.7
====================================================================================================================================
Net growth in assets in client accounts
  (for the quarter ended)
  Net new client assets (3)                         $  13.8  $  24.9  $  10.6  $   6.5  $  14.2  $  10.1  $  10.6  $  11.5  $  15.4
  Net market gains (losses)                            15.8     65.1     21.4     75.6    (16.4)    27.9    (80.8)   (72.2)    (3.6)
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  Net growth (decline)                              $  29.6  $  90.0  $  32.0  $  82.1  $  (2.2) $  38.0  $ (70.2) $ (60.7) $  11.8
====================================================================================================================================
U.S. Trust client assets (4)                        $ 135.8  $ 137.2  $ 116.1  $ 114.0  $ 106.7  $ 108.0  $ 106.1  $ 115.3  $ 122.9
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New client accounts
  (in thousands, for the quarter ended)               159.8    145.5    123.9    151.9    171.0    154.5    159.6    224.6    232.3
Active client accounts (in millions) (5)                7.5      7.5      7.6      7.7      8.0      8.0      8.0      8.0      7.9
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Active online Schwab client accounts
  (in millions)(6)                                      4.0      4.0      4.0      4.1      4.2      4.2      4.2      4.3      4.3
Online Schwab client assets                         $ 381.9  $ 369.5  $ 341.5  $ 328.6  $ 295.7  $ 297.4  $ 279.1  $ 308.2  $ 341.9
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(1)  Excludes all proprietary money market, equity, and bond funds.
(2)  Includes certain other securities serviced by Schwab's fixed income division, including exchange-traded unit investment trusts, real estate investment trusts, and corporate debt.
(3)  Includes  inflows of $12.1  billion in the fourth  quarter of 2003 at U.S.  Trust  related to the  acquisition  of State Street
     Corporation's Private Asset Management group.
(4)  Included in total client assets above.
(5)  Active  client  accounts are defined as accounts  with balances or activity  within the  preceding  eight months.  Reflects the removal of 192,000 accounts in the second quarter of 2003 related to the Company's  withdrawal from the Employee Stock Purchase
     Plan business and the transfer of those accounts to other providers.
(6)  Active online accounts are defined as all active  individual and U.S.  dollar-based  international  accounts within a household that has had at least one online session within the past twelve months.  Excludes  independent  investment advisor accounts and
     U.S. Trust accounts.

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

                            The Charles Schwab Corporation Monthly Market Activity Report For March 2004
                                    Investor activity for 7.5 million active client accounts (1)

                                                                                                         Clients opened 57,800 new
                                                                                                         accounts during March 2004.


Investors' Daily Average               2003                                                                          2004
 Trading Volume (2) (in thousands)     Mar     Apr     May    Jun     Jul     Aug    Sep      Oct    Nov     Dec     Jan     Feb
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
  Daily Average Revenue Trades (3)    114.6   119.8   143.9  159.3   148.6   126.8  159.9    156.0  161.4   168.4    215.1   166.9
  Mutual Fund OneSource(R) and
   Other Asset-Based Trades (4)        54.8    57.4    55.7   58.3    57.7    54.8   61.5     59.7   61.3    66.0     79.9    68.5
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    Trading Activity (5)              169.4   177.2   199.6  217.6   206.3   181.6  221.4    215.7  222.7   234.4    295.0   235.4
====================================================================================================================================
  Daily Average Share Volume
   (in millions)
    NYSE                              1,439   1,423   1,489  1,516   1,451   1,200  1,437    1,430  1,293   1,276    1,663   1,481
    Nasdaq                            1,500   1,478   1,848  2,032   1,772   1,471  1,943    1,827  1,821   1,637    2,332   1,917
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      Total                           2,939   2,901   3,337  3,548   3,223   2,671  3,380    3,257  3,114   2,913    3,995   3,398
====================================================================================================================================
Change in Client Assets
 (in billions of dollars)
  Net New Assets (6)                    5.5     1.0     2.7    2.8     3.9     3.7    3.0      3.1   16.4     5.4      5.9     3.3
  Net Market Gains (Losses)             2.0    34.6    32.6    8.4     8.5    15.1   (2.2)    33.1    8.9    23.1     16.3     8.5
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Total Client Assets (at month end,
 in billions of dollars)              762.6   798.2   833.5  844.7   857.1   875.9  876.7    912.9  938.2   966.7    988.9 1,000.7
====================================================================================================================================
Market Indices (at month end)
  Dow Jones Industrial Average        7,992   8,480   8,850  8,985   9,234   9,416  9,275    9,801  9,782  10,454   10,488  10,584
  Nasdaq Composite                    1,341   1,464   1,596  1,623   1,735   1,810  1,787    1,932  1,960   2,003    2,066   2,030
  Standard & Poor's 500                 848     917     964    975     990   1,008    996    1,051  1,058   1,112    1,131   1,145
  Schwab 1000                         2,715   2,928   3,084  3,120   3,181   3,243  3,202    3,384  3,418   3,572    3,633   3,681

Mutual Fund Net Buys (Sells) (7)
 (in millions of dollars)
  Domestic Growth                      29.3   670.6 1,235.9  957.0   910.8   945.0  913.0  1,086.5  848.1   745.7  2,030.7 1,065.2
  International Growth                (95.3)  185.1   224.9  121.1   369.8   449.0  142.8    698.1  405.8   534.6  1,020.4   769.4
  Balanced (stock and bond)           212.7   506.5   380.4  698.4   421.7   621.8  562.1    560.7  478.9   501.8  1,141.4   702.6
  Bond - Taxable                      838.3   806.2   742.9  336.4  (515.1) (511.3)  83.3    358.6  191.1    96.0    535.2   563.9
  Bond - Tax Advantaged                 7.6   (43.2)   46.8    3.7  (106.7)  (71.0) (63.6)   (58.0) (56.3)  (24.5)    19.0    85.7


Investors' Daily Average                         % change
 Trading Volume (2) (in thousands)    Mar       Mo.    Yr.*
-----------------------------------------------------------
  Daily Average Revenue Trades (3)    155.0     (7%)    35%
  Mutual Fund OneSource(R) and
   Other Asset-Based Trades (4)         68.7       -     25%
-------------------------------------------
    Trading Activity (5)              223.7    (5%)    32%
===========================================
  Daily Average Share Volume
   (in millions)
    NYSE                              1,477       -      3%
    Nasdaq                            1,881     (2%)    25%
-------------------------------------------
      Total                           3,358     (1%)    14%
===========================================
Change in Client Assets
 (in billions of dollars)
  Net New Assets (6)                    4.6     39%    (16%)
  Net Market Gains (Losses)            (9.0)
-------------------------------------------
Total Client Assets (at month end,
  in billions of dollars)             996.3       -     31%
===========================================
Market Indices (at month end)
  Dow Jones Industrial Average       10,358     (2%)    30%
  Nasdaq Composite                    1,994     (2%)    49%
  Standard & Poor's 500               1,126     (2%)    33%
  Schwab 1000                         3,629     (1%)    34%

Mutual Fund Net Buys (Sells) (7)
 (in millions of dollars)
  Domestic Growth                     421.0
  International Growth                685.1
  Balanced (stock and bond)           768.2
  Bond - Taxable                    1,151.4
  Bond - Tax Advantaged               102.5


(1)  Active  client  accounts are defined as accounts  with balances or activity  within the  preceding  eight months.  Reflects the removal of 192,000  accounts in June 2003 related to the  Company's  withdrawal  from the Employee  Stock  Purchase Plan (ESPP)
     business and the transfer of those accounts to other providers.
(2)  The earnings of Charles Schwab & Co., Inc. (Schwab) and its parent,  The Charles Schwab  Corporation,  are directly affected by many factors not reflected above.
(3)  Includes all client  trades (both  individuals  and  institutions)  that  generate  either  commission  revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(4)  Includes mutual fund trades executed through Schwab's Mutual Fund OneSource(R) service. Contact any Schwab  representative  for complete information on this service.
(5)  Effective July 2003, the Company considers reduced exchange trading sessions as half days in calculating daily average trades.
(6)  March 2004, January 2004, and March 2003 data include individual (outflows) inflows of ($0.8) billion, ($0.5) billion, and $1.3 billion,  respectively,  at U.S. Trust related to Special Fiduciary business clients. February 2004 data includes an individual outflow of $1.8 billion at U.S.  Trust related to a custody  relationship.  January 2004 data includes  inflows of $1.3 billion related to the Company's  adoption of AXA Rosenberg  LLC's U.S.  family of mutual funds,  known as the Laudus  Funds(TM).  Data excludes mutual fund capital gains reinvestments,  which was $1.1 billion in December 2003. November 2003 data includes inflows of $12.1 billion at U.S. Trust related to the acquisition of State Street  Corporation's  Private Asset Management group (PAM).
     August 2003 data includes an individual inflow of $0.6 billion related to a mutual fund clearing client.
(7)  Represents the principal value of client mutual fund (no-load,  low-load,  load) transactions handled by Schwab and U.S. Trust, including transactions in SchwabFunds(R) and Excelsior(R) Funds,  respectively.  Includes institutional funds available only to
     Investment  Managers.  Excludes money market funds.  Contact any Schwab  representative for complete  information on purchasing mutual funds through Schwab,  including a fund prospectus  which  describes  management fees and expenses.  Read the prospectus carefully before you invest.

       * March 2004 vs. March 2003                              The Charles Schwab Corporation

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